Exhibit 15.2

FANGDA PARTNERS

北京 Beijing·广州 Guangzhou·香港 Hong Kong·南京 Nanjing·上海 Shanghai·深圳 Shenzhen·新加坡 Singapore

http://www.fangdalaw.com

E-mail:	email@fangdalaw.com
Tel.:	86-20-32253888
Fax:	86-20-32253899

Unit 01-06, 66F, Guangzhou CTF Finance Centre,

No.6 Zhujiang East Road, Zhujiang New Town,

Guangzhou 510623, PRC

April 30, 2026

To:

Sound Group Inc.

108 Robinson Road,

#09-01 Singapore 068900

Dear Sir/Madam,

We hereby consent to the references of the name of our firm under the headings “Item 3. Key Information — 3.D. Risk Factors,” “Item 4. Information on the Company — 4.C. Organizational Structure” and “Item 10.Additional Information — 10.E. Taxation” in Sound Group Inc.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof, and further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the Registration Statement (No. 333-239008) on Form S-8, the Registration Statement (No. 333-259595) on Form S-8. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partner

Fangda Partners